UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 25, 2014

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of Incorporation)		No.)

3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (805) 367-3800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Compensatory Arrangements of Certain Officers

On February 25, 2014, the Compensation Committee of the Board of Directors of The Ryland Group, Inc. (the “Company”) approved the 2014 Executive Officer Long-Term Incentive Plan pursuant to the 2011 Equity and Incentive Plan (“LTIP”). The LTIP will use a three-year long-term performance period and measure the Company’s relative total stockholder return (“TSR”) and growth in revenues to determine the amount of performance shares earned at the end of the performance period. One-half of the target amount of performance shares is earned by an Executive Officer if the Company’s TSR is at the 50th percentile of the performance of the Compensation Peer Group as measured over the long-term performance period. If its relative TSR performance exceeds or falls below this target level, one-half of the target amount of performance shares earned by an Executive Officer is calculated such that it is reduced to zero at or below the 30th percentile level or increased to a maximum level of 200% at or above the 90th percentile level. The other half of the target amount of performance shares is earned if the Company’s revenue growth over the long-term performance period is 30%. If its revenue growth exceeds or falls below this target level, one-half of the target amount of performance shares earned by an Executive Officer is calculated such that it is reduced to zero for revenue growth at or below 20% or increased to a maximum level of 200% for revenue growth at or above 40%. There are incremental adjustments for the calculation of earned performance shares between these minimum and maximum levels of performance.

The description of the LTIP set forth in the Current Report on Form 8-K is a summary and qualified in its entirety by the complete text of the LTIP, attached hereto as Exhibit 10.1, incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1                   2014 Executive Officer Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: February 25, 2014	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit 10.1          2014 Executive Officer Long-Term Incentive Plan